Deutsche Bank
Annual General Meeting 2025

Exhibit 99.2

DEUTSCHE BANK AKTIENGESELLSCHAFT

Frankfurt am Main

– ISIN DE 0005140008 –

Notice of the Annual General Meeting 2025

We take pleasure in inviting our shareholders to the

Annual General Meeting

convened for

Thursday, May 22, 2025, 10:00 Central European Summer Time (CEST)

as a virtual General Meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting.

Unique identifier of the event: 07c4144b4634ef11b53600505696f23c

I. Agenda

  1. Presentation of the established Annual Financial Statements and Management Report for the 2024 financial year, the approved Consolidated Financial Statements and Management Report for the 2024 financial year as well as the Report of the Supervisory Board

The Supervisory Board has already approved the Annual Financial Statements and Consolidated Financial Statements prepared by the Management Board; the Annual Financial Statements are thus established. Therefore, in accordance with the statutory provisions, a resolution is not provided for on this Agenda Item.

The established Annual Financial Statements and Management Report for the 2024 financial year, the approved Consolidated Financial Statements and Consolidated Management Report for the 2024 financial year as well as the Report of the Supervisory Board are accessible on the company’s website at agm.db.com and will also be accessible there during the General Meeting.

Notice

Deutsche Bank
Annual General Meeting 2025

  2. Appropriation of distributable profit for the 2024 financial year

Management Board and Supervisory Board propose that the distributable profit of the 2024 financial year amounting to €2,258,260,562.17 shall be used as follows:

Payment of a dividend of €0.68 per share on up to 1,948,252,885 shares eligible for the payment of a dividend for the 2024 financial year	up to €1,324,811,961.80
Allocation to retained earnings	€800,000,000.00
Carry-forward to new account	at least €133,448,600.37

The proposals will be finalized – with an unchanged proposal for the dividend per share – by the specific amounts for the dividend and the amount carried forward to new account when the number of own shares are determined and thus also the number of shares that are ineligible for the payment of a dividend at the time of the General Meeting. The correspondingly further specified resolution proposal for this Agenda Item will prospectively be made available as from May 19, 2025, on the company’s website at agm.db.com .

Pursuant to § 58 (4) sentence 2 Stock Corporation Act, the claim to payment of the dividend is due on the third business day following the resolution of the General Meeting, i.e., on May 27, 2025.

  3. Ratification of the acts of management of the members of the Management Board for the 2024 financial year

Management Board and Supervisory Board propose that the acts of management of the members of the Management Board in office during the 2024 financial year be ratified for this period. The actions shall be ratified on an individual basis, i.e., a separate resolution shall be passed for each member of the Management Board.

The actions of the following Management Board members in office in the 2024 financial year shall be ratified:

  1. Christian Sewing (Chairman of the Management Board)

  2. James von Moltke (Deputy Chairman of the Management Board)

  3. Fabrizio Campelli

  4. Bernd Leukert

  5. Alexander von zur Mühlen

  6. Laura Padovani (member of the Management Board since July 1, 2024)

Notice

Deutsche Bank
Annual General Meeting 2025

  7. Claudio de Sanctis

  8. Rebecca Short

  9. Professor Dr.  Stefan Simon

  10. Olivier Vigneron

  4. Ratification of the acts of management of the members of the Supervisory Board for the 2024 financial year

Management Board and Supervisory Board propose that the acts of management of the members of the Supervisory Board in office during the 2024 financial year be ratified for this period. The actions shall be ratified on an individual basis, i.e., a separate resolution shall be passed for each member of the Supervisory Board.

The actions of the following members of the Supervisory Board in office in the 2024 financial year shall be ratified:

  1. Alexander Wynaendts (Chairman of the Supervisory Board)

  2. Frank Schulze (Deputy Chairman of the Supervisory Board)

  3. Professor Dr.  Norbert Winkeljohann (Deputy Chairman of the Supervisory Board)

  4. Susanne Bleidt

  5. Mayree Clark

  6. Jan Duscheck

  7. Manja Eifert

  8. Claudia Fieber

  9. Sigmar Gabriel

  10. Florian Haggenmiller (member of the Supervisory Board since January 16, 2024)

  11. Timo Heider

  12. Birgit Laumen (member of the Supervisory Board until January 12, 2024)

  13. Gerlinde M. Siebert

  14. Yngve Slyngstad

  15. Stephan Szukalski

Notice

Deutsche Bank
Annual General Meeting 2025

  16. John Alexander Thain

  17. Jürgen Tögel

  18. Michele Trogni

  19. Dr.  Dagmar Valcárcel

  20. Dr.  Theodor Weimer

  21. Frank Witter

  5. Election of the auditor for the 2025 financial year, interim accounts, election of the auditor of the 2025 sustainability reporting

The Supervisory Board, based on the recommendation of its Audit Committee, proposes the following resolutions:

  1. EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY) is to be appointed as the auditor of the Annual Financial Statements and as the auditor of the Consolidated Financial Statements for the 2025 financial year.

EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY) is also to be appointed for the limited review of the condensed consolidated interim financial statements as of June 30, 2025 (§ 115 (5), § 117 No. 2 Securities Trading Act), and of the consolidated interim financial statements and consolidated interim management reports (§ 340i (4) German Commercial Code, § 115 (7) Securities Trading Act) – if any – prepared before the ordinary General Meeting in 2026.

The Audit Committee has declared that its recommendation is free of undue third-party influence and, in particular, that no clause within the meaning of Article 16 (6) of the EU Regulation 537/2014 (EU Statutory Auditor Regulation) was imposed on it that limited its selection to specific auditors.

  2. EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft , Stuttgart, (EY) is to be appointed, with effect from the entry into force of the law to transpose the Corporate Sustainability Reporting Directive (CSRD) into German law (CSRD Implementation Act), as the auditor for the purpose of the assurance of the sustainability reporting for the 2025 financial year. The Supervisory Board is instructed to execute the resolution only if the CSRD Implementation Act requires the appointment of the auditor of the sustainability reporting for the 2025 financial year by the General Meeting.

Notice

Deutsche Bank
Annual General Meeting 2025

  6. Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2024 financial year

Pursuant to § 162 Stock Corporation Act, Management Board and Supervisory Board have prepared a report on the compensation awarded and due in the 2024 financial year to each current or former member of the Management Board and the Supervisory Board of the company. Pursuant to § 120a (4) Stock Corporation Act, the General Meeting resolves on the approval of the Compensation Report.

The Compensation Report was audited by the auditor in accordance with § 162 (3) Stock Corporation Act. Within the framework of a formal audit, the auditor examined whether all of the information required pursuant to § 162 (1) and (2) Stock Corporation Act was provided in the Compensation Report. Beyond these requirements prescribed by law, the auditor also performed a review of the contents. The audit opinion on the audit of the Compensation Report was issued by the auditor and is attached to the Compensation Report.

The Compensation Report for the 2024 financial year and the audit opinion of the auditor are accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . They will also be accessible there during the General Meeting.

Management Board and Supervisory Board propose that the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2024 financial year be approved.

  7. Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights

Management Board and Supervisory Board propose the following resolution:

Notice

Deutsche Bank
Annual General Meeting 2025

  a) The company is authorized to buy, on or before April 30, 2030, its own shares in a total volume of up to 10% of the share capital at the time the resolution is taken or – if the value is lower – of the share capital at the respective time this authorization is exercised. Together with its own shares acquired for trading purposes and/or for other reasons and which are from time to time in the company ’ s possession or attributable to the company pursuant to § 71a et seqq. Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of the company ’ s respectively applicable share capital. The own shares may be bought through the stock exchange (including a Multilateral Trading Facility (MTF) as defined under § 2 (6) Stock Exchange Act) or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through a stock exchange (including a n MTF ) may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. The preferred acceptance of small quantities of up to 50 of the company ’ s shares offered for purchase per shareholder may be provided for.

  b) The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to § 71 (1) No. 8 Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders ’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company ’ s business operations. The Management Board is furthermore authorized to use shares purchased on the basis of authorizations pursuant to § 71 (1) No. 8 Stock Corporation Act to issue staff shares, with the exclusion of shareholders ’ pre-emptive rights, to employees and retired employees of the company and its affiliated companies or to use them to service option rights on shares of the company and/or rights or duties to purchase shares of the company granted to employees or members of executive or non-executive management bodies of the company and of affiliated companies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of the shares on the stock exchange at the time of sale. Use may only be made of this authorization if it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of the company’s share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act, are to be included in the maximum limit of 10% of the share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act.

  c) The Management Board is also authorized to cancel shares acquired on the basis of this or a preceding authorization without the execution of this cancellation process requiring a further resolution by the General Meeting and to reduce the share capital by the portion attributable to the cancelled shares.

Notice

Deutsche Bank
Annual General Meeting 2025

  d) The presently existing authorization given by the General Meeting on May 16, 2024, and valid until April 30, 2029, to purchase own shares will be cancelled with effect from the time when this new authorization comes into force.

The Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 1. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

  8. Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act

In supplementing the authorization to be resolved on under Item 7 of this Agenda to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act, the company is also to be authorized to acquire own shares with the use of derivatives.

Management Board and Supervisory Board propose the following resolution:

The purchase of shares subject to the authorization to acquire own shares to be resolved under Agenda Item 7 may be executed, apart from in the ways described there, with the use of put and call options or forward purchase contracts. The company may sell to third parties put options based on physical delivery and buy call options from third parties if it is ensured by the option conditions that these options are fulfilled only with shares which themselves were acquired subject to compliance with the principle of equal treatment. All share purchases based on put or call options are limited to shares in a maximum volume of 5% of the actual share capital at the time of the resolution by the General Meeting on this authorization. The term of the options must be selected such that the share purchase upon exercising the option is carried out at the latest on April 30, 2030.

The purchase price to be paid per share upon exercise of the put options or upon the maturity of the forward purchase may not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before conclusion of the respective transaction in each case excluding ancillary purchase costs but taking into account the option premium received. The call options may only be exercised if the purchase price to be paid does not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the acquisition of the shares. The rules specified under Item 7 of this Agenda apply to the sale and cancellation of shares acquired with the use of derivatives.

Own shares may continue to be purchased using existing derivatives that were agreed on the basis and during the existence of previous authorizations.

Notice

Deutsche Bank
Annual General Meeting 2025

The Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 1. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

  9. Authorization to acquire own shares for trading purposes pursuant to § 71 (1) No. 7 Stock Corporation Act

Management Board and Supervisory Board propose the following resolution:

The company is authorized to buy and sell, for the purpose of securities trading, its own shares on or before April 30, 2030, at prices which do not exceed or fall short by more than 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of the share capital of the company. The presently existing authorization given by the General Meeting on May 27, 2021, and valid until April 30, 2026, to purchase own shares will be cancelled with effect from the time when this new authorization comes into force.

  10. Cancellation of authorized capital pursuant to § 4 (5) of the Articles of Association, creation of new authorized capital for capital increases in cash (with the possibil ity of excluding shareholders’ pre-emptive rights for broken amounts as well as in favor of holders of option and convertible rights) and corresponding amendments to the Articles of Association in § 4 (3), (5) and (6)

Pursuant to § 4 (5) of the Articles of Association, the Management Board is authorized to increase the share capital with the consent of the Supervisory Board on or before April 30, 2026, once or more than once, by up to a total of €2,048,000,000 through the issue of new shares against cash payments. To date, this authorization resolved by the General Meeting on May 27, 2021, under Agenda Item 11 has not been utilized.

To be able to cover short-term capital needs, also in the future, a new authorized capital is to be created in § 4 (3) of the Articles of Association that essentially keeps the possibilities provided for by the previous authorized capital pursuant to § 4 (5) of the Articles of Association, however, with a new period and an adjusted volume based on the current share capital. At the same time, the currently unutilized authorized capital pursuant to § 4 (5) of the Articles of Association is to be cancelled.

Management Board and Supervisory Board propose the following resolution:

  a) The authorized capital created by resolution of the General Meeting on May 27, 2021, under Agenda Item 11 pursuant to § 4 (5) of the Articles of Association shall be cancelled with effect from the entry of the following resolution of Authorized Capital 2025/I in the Commercial Register of Deutsche Bank Aktiengesellschaft.

Notice

Deutsche Bank
Annual General Meeting 2025

  b) The Management Board is authorized to increase the share capital on or before April 30, 2030, once or more than once, by up to a total of € 1,995,000,000 through the issue of new shares against cash payments (Authorized Capital 2025/I). Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders ’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by the company and its affiliated companies pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board may make use of the authorizations above to exclude pre-emptive rights only to the extent that the proportional amount of the newly issued shares with the exclusion of pre-emptive rights does not exceed 10% of the share capital. Decisive for calculating the 10% limit is the amount of share capital at the time this authorization becomes effective. Should the amount of share capital be lower at the time this authorization is exercised, this amount is decisive. If, during the period of this authorization until its utilization, use is made of other authorizations to issue company shares or to issue rights that enable or obligate the subscription of the company ’ s shares and pre-emptive rights are excluded in the process, this is to be counted towards the 10% limit specified above. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board ’ s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

  c) The previous § 4 (5) of the Articles of Association, which contains the cancelled authorized capital specified in letter a) above, is deleted – along with paragraph (6), which has served merely as a placeholder – and § 4 of the Articles of Association will contain the following new paragraph (3):

Notice

Deutsche Bank
Annual General Meeting 2025

“(3) The Management Board is authorized to increase the share capital on or before April 30, 2030, once or more than once, by up to a total of €1,995,000,000 through the issue of new shares against cash payments (Authorized Capital 2025/I). Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by the company and its affiliated companies pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board may make use of the authorizations above to exclude pre-emptive rights only to the extent that the proportional amount of the newly issued shares with the exclusion of pre-emptive rights does not exceed 10% of the share capital. Decisive for calculating the 10% limit is the amount of share capital at the time this authorization becomes effective. Should the amount of share capital be lower at the time this authorization is exercised, this amount is decisive. If, during the period of this authorization until its utilization, use is made of other authorizations to issue company shares or to issue rights that enable or obligate the subscription of the company’s shares and pre-emptive rights are excluded in the process, this is to be counted towards the 10% limit specified above. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).”

§ 4 of the Articles of Association remains otherwise unchanged.

The Report of the Management Board to the General Meeting pursuant to § 203 (2) sentence 2 in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 2. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

  11. Cancellation of authorized capital pursuant to § 4 (4) of the Articles of Association, cre ation of new authorized capital for capital increases in cash (with the possibility of excluding shareholders’ pre-emptive rights in accordance with, inter alia, § 186   (3) sentence 4 Stock Corporation Act ) and corresponding amendment to the Articles of Association in § 4 (4)

Pursuant to § 4 (4) of the Articles of Association, the Management Board is authorized to increase the share capital, with the consent of the Supervisory Board on or before April 30, 2026, by up to a total of €512,000,000 through the issue of new no par value registered shares against cash payments, with the possibility of excluding shareholders’ pre-emptive rights. To date, this authorization resolved by the General Meeting on May 27, 2021, under Agenda Item 10 has not been utilized.

Besides the proposal above in Agenda Item 10 for the renewal of the unutilized authorized capital, the authorized capital pursuant to § 4 (4) of the Articles of Association is essentially to remain unmodified, however, is to be continued in § 4 (4) of the Articles of Association with a new period and adjusted volume based on the current share capital, in order to provide management with a sufficiently broad spectrum of capital measures to cover short-term capital needs. At the same time, the currently unutilized authorized capital pursuant to § 4 (4) of the Articles of Association is to be cancelled.

Management Board and Supervisory Board propose the following resolution:

  a) The authorized capital created by resolution of the General Meeting on May 27, 2021, under Agenda Item 10 pursuant to § 4 (4) of the Articles of Association shall be cancelled with effect from the entry of the following resolution of Authorized Capital 2025/II in the Commercial Register of Deutsche Bank Aktiengesellschaft.

Notice

Deutsche Bank
Annual General Meeting 2025

  b) The Management Board is authorized to increase the share capital on or before April 30, 2030, once or more than once, by up to a total of € 498,000,000 through the issue of new shares against cash payments (Authorized Capital 2025/II). Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders ’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by the company and its affiliated companies pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with § 186 (3) sentence 4 Stock Corporation Act do not exceed in total 10% of the share capital at the time the authorization becomes effective or – if the value is lower – at the time the authorization is utilized. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act, are to be included in the maximum limit of 10% of the share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act. The Management Board may make use of the authorizations above to exclude pre-emptive rights only to the extent that the proportional amount of the newly issued shares with the exclusion of pre-emptive rights does not exceed 10% of the share capital. Decisive for calculating the 10% limit is the amount of share capital at the time this authorization becomes effective. Should the amount of share capital be lower at the time this authorization is exercised, this amount is decisive. If, during the period of this authorization until its utilization, use is made of other authorizations to issue company shares or to issue rights that enable or obligate the subscription of the company ’ s shares and pre-emptive rights are excluded in the process, this is to be counted towards the 10% limit specified above. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board ’ s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

  c) The previous § 4 (4) of the Articles of Association, which contains the cancelled authorized capital specified in letter a) above, is deleted and § 4 of the Articles of Association will contain the following new paragraph (4):

Notice

Deutsche Bank
Annual General Meeting 2025

“(4) The Management Board is authorized to increase the share capital on or before April 30, 2030, once or more than once, by up to a total of €498,000,000 through the issue of new shares against cash payments (Authorized Capital 2025/II). Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by the company and its affiliated companies pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the total shares issued since the authorization in accordance with § 186 (3) sentence 4 Stock Corporation Act do not exceed 10% of the share capital at the time the authorization becomes effective or – if the value is lower – at the time the authorization is utilized. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act, are to be included in the maximum limit of 10% of the share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act. The Management Board may make use of the authorizations above to exclude pre-emptive rights only to the extent that the proportional amount of the newly issued shares with the exclusion of pre-emptive rights does not exceed 10% of the share capital. Decisive for calculating the 10% limit is the amount of share capital at the time this authorization becomes effective. Should the amount of share capital be lower at the time this authorization is exercised, this amount is decisive. If, during the period of this authorization until its utilization, use is made of other authorizations to issue company shares or to issue rights that enable or obligate the subscription of the company’s shares and pre-emptive rights are excluded in the process, this is to be counted towards the 10% limit specified above. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).”

§ 4 of the Articles of Association remains otherwise unchanged.

The Report of the Management Board to the General Meeting pursuant to § 203 (2) sentence 2 in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 3. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

  12. Authorization to issue participatory notes and other Hybrid Debt Securities that fulfill the regulatory requirements to qualify as Additional Tier 1 Capital (AT1 Capital) for banks

Management Board and Supervisory Board propose the following resolution:

  a) The Management Board is authorized to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2030. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to the company ’ s Additional Tier 1 capital.

Notice

Deutsche Bank
Annual General Meeting 2025

The Management Board is also authorized to issue, instead of or besides participatory notes, on or before April 30, 2030, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the General Meeting pursuant to § 221 Stock Corporation Act due to, for example, their dividend-dependent return or other reasons (hereinafter these instruments are referred to as “Hybrid Debt Securities”).

The total nominal amount of all participatory notes and/or Hybrid Debt Securities to be issued under this authorization shall not exceed a total value of €12,000,000,000.

The participatory notes and Hybrid Debt Securities may be issued in euro or in the official currency of an OECD member country, as long as the corresponding euro equivalent is not exceeded. Besides cash, consideration for the issue of the participatory notes and/or Hybrid Debt Securities may also be provided as contributions in kind that carry value and that are specified by the company, in particular, also in the form of existing bonds or participatory rights that are to be replaced by the new instruments.

  b) In the case of the issue of participatory rights or Hybrid Debt Securities by the company shareholders are in principle entitled to the statutory pre-emptive right. The Management Board is, however, authorized, with the consent of the Supervisory Board, to exclude shareholders ’ pre-emptive rights insofar as the issue price is not substantially lower than the theoretical market value of the participatory notes or Hybrid Debt Securities established using recognized actuarial methods.

To the extent the Management Board makes no use of the preceding possibility to exclude pre-emptive rights, it is authorized, with the consent of the Supervisory Board, to except broken amounts arising as a result of the subscription ratio from shareholders’ pre-emptive rights.

The Management Board will carefully check whether the exclusion of shareholders’ pre-emptive rights is also in the company’s interests and thus also in the interests of shareholders. The Supervisory Board will also only grant its required consent if, in its opinion, these prerequisites are met. In the event the Management Board utilizes the preceding authorization, the Management Board will report on this at the next General Meeting.

The participatory notes and/or Hybrid Debt Securities may also be taken up by banks specified by the Management Board with the obligation to offer them to the shareholders (indirect pre-emptive right).

The Management Board is authorized to determine, with the consent of the Supervisory Board, further details concerning the issuance and features of the issue, in particular, the volume, timing, interest rate and issue price.

To the extent not utilized before, the authorization granted by the General Meeting on May 19, 2022, under Agenda Item 9 to issue corresponding capital instruments on or before April 30, 2027, and only partially utilized so far shall be cancelled when this new authorization becomes effective.

Notice

Deutsche Bank
Annual General Meeting 2025

The Report of the Management Board to the General Meeting pursuant to § 221 (4) in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 4. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

  13. Election s to the Supervisory Board

The term of office of Dr. Dagmar Valcárcel, Mr. Sigmar Gabriel, Dr. Theodor Weimer and Mr. Frank Witter ends as scheduled with the conclusion of the Ordinary General Meeting on May 22, 2025, which means that in total four shareholder representatives are to be newly elected.

Pursuant to § 96 (1) and (2) and § 101 (1) Stock Corporation Act as well as § 7 (1) sentence 1 No. 3 Act Concerning Co-Determination by Employees dated May 4, 1976, the Supervisory Board consists of ten members for the shareholders and ten members for the employees.

The Terms of Reference for the Supervisory Board do not contain any specification regarding joint or separate fulfillment of the gender quotas to fulfill the statutory requirements. Until now neither the shareholder representatives’ side nor the employee representatives’ side has objected to joint fulfillment of the quotas pursuant to § 96 (2) sentence 3 Stock Corporation Act. Therefore, the Supervisory Board is to have overall at least six women and at least six men in order to fulfill the minimum quota requirements pursuant to § 96 (2) sentence 1 Stock Corporation Act.

For many years now, at least 30% of the Supervisory Board members have been women; currently, six of its members are women, i.e., 30%. Since 2013, the shareholder representatives’ side has been comprised to at least 30% of women, which would also be the case following the election of the proposed candidates. The minimum quota requirement is therefore fulfilled, and it would also be fulfilled following the election of the proposed candidates – given unchanged fulfillment on the employee representatives’ side.

Pursuant to § 4 (2) of the Terms of Reference for the Supervisory Board, shareholder representatives are proposed to the General Meeting for election for a term of office until the conclusion of the General Meeting which adopts the resolutions concerning the ratification of the acts of management for the third financial year following the beginning of the term of office, whereby the financial year in which the term of office begins is not taken into account.

The Supervisory Board proposes, based on the recommendations of the shareholder representatives of its Nomination Committee, that the following persons be elected as shareholder representatives to the Supervisory Board, pursuant to § 9 (1) sentences 2 and 3 of the Articles of Association, for the period until the end of the General Meeting that resolves on the ratification of the acts of management for the 2028 financial year:

  a) Mr. Sigmar Gabriel, former German Federal Government Minister, author and publicist, resident in Goslar, Germany;

  b) Mr. Frank Witter, Supervisory Board member, resident in Braunschweig, Germany;

Notice

Deutsche Bank
Annual General Meeting 2025

  c) Dr. Klaus Moosmayer, member of the Executive Committee and Chief Ethics, Risk & Compliance Officer of Novartis AG, based in Basel, Switzerland (until April 14, 2025), resident in Müllheim, Germany; and

  d) Ms. Kirsty Roth, Chief Operations and Technology Officer of Thomson Reuters Corporation, based in Toronto, Canada, resident in Wollerau, Switzerland.

In addition to his work on the Supervisory Board of Deutsche Bank Aktiengesellschaft, Mr. Gabriel is a member of the statutory supervisory boards of Heristo AG, based in Bad Rothenfelde; Siemens Energy AG, based in Munich; Siemens Energy Management GmbH, based in Munich; and, as of May 13, 2025, Rheinmetall AG, based in Düsseldorf. He is not a member of any comparable supervisory bodies of domestic or foreign commercial enterprises.

There are permanent business relationships between on the one hand Rheinmetall AG, Heristo AG, Siemens Energy AG, Siemens Energy Management GmbH and on the other hand companies of Deutsche Bank Group. These are carried out on market terms and without the involvement of Mr. Gabriel as a member of the supervisory boards of these companies. There are no personal or other relationships between Mr. Gabriel and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

In addition to his work on the Supervisory Board of Deutsche Bank Aktiengesellschaft, Mr. Witter is a member of the statutory Supervisory Board of Traton SE, based in Munich. He is also a member of the following comparable foreign supervisory body of a commercial enterprise: CGI Inc., based in Montreal, Canada.

There are permanent business relationships between on the one hand Traton SE and CGI Inc. and on the other hand companies of Deutsche Bank Group. These are carried out on market terms and without the involvement of Mr. Witter as a member of the Supervisory Board or as a member of the comparable supervisory body of the specified company. There are no personal or other relationships between Mr. Witter and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

Dr. Moosmayer is not a member of any other statutory supervisory boards or of a comparable domestic or foreign supervisory body of a commercial enterprise.

There are permanent business relationships between Novartis AG and companies of Deutsche Bank Group. These are carried out on market terms and without the involvement of Dr. Moosmayer as a member of the Executive Committee of Novartis AG. There are no personal or other relationships between Dr. Moosmayer and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

Ms. Roth is not a member of any other statutory supervisory boards or of a comparable domestic or foreign supervisory body of a commercial enterprise.

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Deutsche Bank
Annual General Meeting 2025

There are permanent business relationships between Thomson Reuters Corporation and companies of Deutsche Bank Group. These are carried out on market terms and without the involvement of Ms. Roth as Chief Operations and Technology Officer of Thomson Reuters Corporation. There are no personal or other relationships between Ms. Roth and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

The election proposals reflect the objectives resolved by the Supervisory Board for its composition and are intended to fulfill as comprehensively as possible the profile of requirements adopted by the Supervisory Board.

Dr. Moosmayer and Ms. Roth are far from the regular maximum age limit defined by the Supervisory Board. As of the time of the conclusion of the General Meeting that resolves on the ratification of the acts of management for the 2028 financial year, i.e., at the end of the new term of office, Mr. Gabriel and Mr. Witter will not have turned the age of 70 and thus will have not reached the age limit defined by the Supervisory Board.

The Supervisory Board expects – also based on discussions with the candidates and based on experience from the current term of office – that all of the candidates can devote the expected amount of time to their Supervisory Board work.

The candidates’ resumes are presented in section II. 5.

  14. Amendment to the Articles of Association to renew the authorization of the Management Board to allow for a virtual General Meeting to be held

Pursuant to § 118a (1) sentence 1 second alternative Stock Corporation Act, the Articles of Association may authorize the Management Board to provide that the General Meeting is to be held as a virtual General Meeting without the shareholders or their authorized representatives being physically present at the place where the General Meeting is held. Pursuant to § 118a (5) No. 2 Stock Corporation Act, such an authorization may be granted for a maximum period of five years following the entry of the amendment to the Articles of Association in the Commercial Register.

The General Meeting on May 17, 2023, authorized the Management Board in § 17 (6) of the company’s Articles of Association to provide that the General Meetings of the company that take place on or before August 31, 2025, will be held without the physical presence of the shareholders or their authorized representatives at the place of the General Meeting (virtual General Meeting). The General Meetings of the company were held as virtual General Meetings in the past two years in full compliance with the statutory requirements for virtual general meetings and without any significant technical disruptions. All shareholder rights were consistently and fully safeguarded. These events were viewed by large audiences; participation rates were gratifyingly high. We also received positive feedback from shareholders, and the virtual format underlines our aspiration to foster digitalization and sustainability.

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Deutsche Bank
Annual General Meeting 2025

Despite these positive experiences with the virtual format, for the renewal of the authorization, each respective decision on the format should not per se be in favor of a virtual General Meeting. Instead, the Management Board is to continue to decide on the format in each case, based, in general, on the current situation, while exercising its professional discretion and taking into account the interests of the shareholders and of the company within the framework of the existing statutory requirements and provisions of the Articles of Association as well as all relevant criteria. These include not only safeguarding shareholder rights, but also sustainability aspects, access possibilities, expenses and effort, as well as, possibly, other considerations, such as health and safety protection aspects.

The Management Board sees the virtual General Meeting as an alternative worth considering in each individual case in comparison to the format with physical presence. When holding a virtual General Meeting, the company is also pursuing the aim of improving the virtual format as much as possible through innovation. Already during the pandemic, the company forged new paths to enable a dialogue as intensive as possible with its shareholders. It is also in this spirit that the Management Board requested the pre-submission of questions (§ 131 (1a) sentence 1 Stock Corporation Act) in the previous two years. The pre-submission of questions, along with the publication of all the related answers, in advance of the General Meeting led to, in the opinion of the Management Board, a special transparency and an enhanced answer quality. The format requiring the pre-submission of questions, however, did not enjoy the intended and hoped for reception from key investor groups. On that basis, the Management Board will generally refrain from utilizing the model requiring the pre-submission of questions in the future.

Notwithstanding the maximum period of five years allowed by law, the new authorization is to be limited until August 31, 2027. Within this authorized period, the Management Board is to hold at least one ordinary General Meeting as a meeting with physical presence. Subject to the occurrence of special circumstances that do not enable a physical General Meeting to be held without restrictions (like in the event of another pandemic), the ordinary General Meeting in the year 2026 shall already be held physically. Despite this planning, the authorization is already now to be renewed, so that if conducting a meeting with physical presence in the year 2026 should not be possible without restrictions (for example, in the event of another pandemic), the ordinary General Meeting can nevertheless take place.

In addition, the Management Board has the firm intention to hold the ordinary General Meeting in the future at regular intervals, which should not exceed four years, as a physical meeting, so that following a meeting with physical presence in the year 2026, the next meeting with physical presence would be held at the latest in the year 2030. The company is also striving in this context to develop innovations to continue evolving the format with the aim of achieving a shareholder participation that is as broad as possible.

In addition, the Management Board shall only take a decision on holding a virtual General Meeting – although not required by law – with the consent of the Supervisory Board.

Unless otherwise stipulated by law or explicitly specified differently by the company’s Articles of Association, the provisions of the Articles of Association relating to General Meetings, including § 19 (2), also apply to the company’s virtual General Meetings.

The Management Board and Supervisory Board propose the following resolution:

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Deutsche Bank
Annual General Meeting 2025

§ 17 (6) of the Articles of Association is re-worded to read as follows:

“(6) The Management Board is authorized, for each individual General Meeting of the Company that takes place on or before August 31, 2027, with the consent of the Supervisory Board, to provide that the General Meeting will be held without the physical presence of the shareholders or their authorized representatives at the place of the General Meeting (virtual General Meeting).”

§ 17 of the Articles of Association remains otherwise unchanged.

The currently applicable Articles of Association are accessible on the company’s website at agm.db.com . They will also be accessible there during the General Meeting.

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Deutsche Bank
Annual General Meeting 2025

II. Reports, Annexes and Additional Information on the Agenda Items

1. Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act (ad Items 7 and 8)

Under Item 7 of the Agenda, the company is to be authorized to purchase its own shares; Item 8 of the Agenda regulates the possibility of purchasing own shares by using derivatives.

By including Multilateral Trading Facilities (MTF) as an additional possibility to purchase own shares, the company is to be given an additional opportunity to purchase own shares besides through a regulated market. For the company, it can be advantageous to purchase own shares additionally through one or several MTF; other listed companies also act accordingly. Through repurchases using MTF in addition to repurchases through the regulated market, the company can thus ensure access to greater trading volumes. This can enable the company to acquire shares at more favorable conditions than solely through a regulated market and supports the execution of a share buy-back program. The company will carry out the purchase of own shares utilizing MTF, as a rule, only in addition to purchases through the regulated market. MTF are supervised by European stock exchange authorities, and the same upper and lower price limits are to be applied to a purchase using MTF as to the repurchases through a regulated market. A purchase of own shares through an MTF inherently ensures the equal treatment of shareholders in accordance with § 53a Stock Corporation Act. Furthermore, such purchases will also only be carried out in addition to the purchases on the regulated market, for which this also applies.

The use of put and call options for the purchase of own shares gives the company the possibility of optimizing a buyback. As shown by the specific limitation to 5% of the share capital, it is only intended to supplement the range of instruments available for share buybacks and to extend the possibilities for their use. Both the regulations governing the structure of the options and the regulations governing the shares suitable for delivery ensure that this form of purchase also takes account of the principle of equal treatment of shareholders. As a rule, the term of the options will not exceed 18 months. In connection with share-based compensation components which must be granted as deferred compensation with a multiple-year vesting period and are to be subject to forfeiture pursuant to the regulations applicable to banks at least for management board members and employees whose activities have a material impact on the overall risk profile of the bank, the use of call options with longer terms is to be made possible to establish offsetting positions. Under this authorization, the company will only acquire such longer-term options on shares corresponding to a volume of no more than 2% of the share capital.

Notice

Deutsche Bank
Annual General Meeting 2025

Under Item 7 of the Agenda, the company is also to be authorized to resell purchased shares. The possibility of reselling own shares enables them to be used for the renewed procurement of own funds capital. Besides sale through the stock exchange or by offer to all shareholders – both of which would ensure equal treatment of shareholders under the legal definition – the proposed resolution also provides that the own shares are at the company’s disposal to be offered as consideration for the acquisition of companies, shareholdings in companies or other assets that serve to advance the company’s business operations subject to the exclusion of shareholders’ pre-emptive rights. This is intended to enable the company to react quickly and successfully, on both national and international markets, to advantageous offers or any other opportunities to acquire companies, shareholdings in companies or other assets. It is not uncommon in the course of negotiations to have to provide shares instead of cash as consideration. This authorization takes account of that fact.

In addition, the authorization makes it possible to use the shares as staff shares for employees and retired employees of the company and its affiliated companies or to service option rights and/or purchase rights or purchase obligations relating to the company’s shares that were granted to employees and members of the executive and non-executive management bodies of the company and its affiliated companies. In part, the possibility of a cash payment in connection with the granting of option rights is foreseen. The use of existing own shares instead of a capital increase or cash payment may make economic sense. The authorization is intended to increase the available scope in this respect. The situation is similar in cases in which purchase rights or obligations relating to the company’s shares are granted to employees or members of the executive and non-executive management bodies of the company or its affiliated companies as an element of compensation. In this context, the price risk that might otherwise materialize can also be effectively controlled by the use of own shares purchased. A corresponding exclusion of shareholders’ pre-emptive rights is also required for this use of purchased shares.

Finally, Management is also to be given the possibility of excluding pre-emptive rights pursuant to § 186 (3) sentence 4 Stock Corporation Act with respect to the re-sale against cash payment of the shares purchased on the basis of this authorization. This statutory possibility of excluding pre-emptive rights enables Management to take advantage of favorable stock market situations without delay and, by determining a price close to market, to obtain the highest possible issue amount and thus to strengthen own funds capital to the greatest extent possible. This possibility is particularly important to banks in view of the special equity capital requirements they are subject to. The utilization of this possibility, also for own shares, enlarges the scope for strengthening capital, even at times when markets are not particularly receptive.

The calculated percentage of the share capital attributed to the shares that are used in such a way may not exceed 10% of the share capital. The legal upper limit for the simplified exclusion of pre-emptive rights specified in § 186 (3) sentence 4 Stock Corporation Act – raised from the previous level of 10% to now 20% of the share capital – which also applies correspondingly pursuant to § 71 (1) No. 8 second-half of sentence 5 Stock Corporation Act to the simplified exclusion of pre-emptive rights for own shares that the company resells, is intentionally not exhausted.

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Deutsche Bank
Annual General Meeting 2025

To be counted towards this maximum limit of 10% are shares that were issued or sold during the validity of this authorization with the exclusion of pre-emptive rights in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act. Also to be counted towards this maximum limit are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory notes or participatory notes with warrants if these bonds or participatory rights were issued with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act during the validity of this authorization. Management will keep any mark-down on the stock market price as low as possible. It will probably be limited to a maximum of 3%, but will not in any event exceed 5%.

2. Report of the Management Board to the General Meeting pursuant to § 203 (2) sentence 2 in conjunction with § 186 (4) Stock Corporation Act (ad Item 10)

The authorization requested under Item 10 of the Agenda is intended to sustain and broaden the company’s equity capital base and is to replace the already existing authorized capital. The availability of appropriate equity capital is the basis for the company’s business development. Even though the company has adequate equity capital resources at its disposal at the present time, it must have the necessary scope to be able to obtain equity capital at any time and in accordance with the market situation at the given time.

Through the authorization requested under Item 10 of the Agenda, which is to replace the authorization limited until April 30, 2026, as resolved by the General Meeting on May 27, 2021, under Agenda Item 11, an authorized capital is to be created in the amount of €1,995,000,000, in the utilization of which shareholders in principle have pre-emptive rights. The Management Board, however, is to be authorized to exclude shareholders’ pre-emptive rights with the approval of the Supervisory Board in certain cases:

The exclusion of pre-emptive rights for broken amounts permits utilization of the requested authorization in round amounts while retaining a simple subscription ratio. This facilitates the processing of shareholders’ pre-emptive rights. The background for providing the possibility to exclude pre-emptive rights in favor of holders of option rights, convertible bonds and convertible participatory rights is that conversion and option conditions based on customary market practice contain regulations according to which, in case of a rights offer to shareholders of the company for new shares, the conversion or option price is to be discounted based on a dilution protection formula if the holders of conversion or option rights are not granted pre-emptive rights to shares on the scale to which they would be entitled after exercising their option or conversion rights and/or fulfilling a conversion obligation, if any. The possibility proposed here to exclude pre-emptive rights provides the Management Board with a choice between these two different arrangements in such situations.

The Management Board may make use of the authorizations described above to exclude pre-emptive rights only to the extent that the proportional amount of the newly issued shares with the exclusion of pre-emptive rights does not exceed 10% of the share capital. As a result, the total volume of new shares that can be issued without pre-emptive rights is additionally restricted. Shareholders are protected in this way from a possible dilution of their existing shareholdings. Through the offsetting clauses, it is ensured the Management Board also does not exceed the 10% threshold when it makes use of other authorizations to issue company shares or to issue rights that enable or obligate the subscription of shares and shareholders’ pre-emptive rights are excluded in the process. Re-disposals of own shares (for example, within the framework of the payment of variable compensation or through stock exchanges) are not taken into account in the offsetting.

Notice

Deutsche Bank
Annual General Meeting 2025

There are no specific plans at present for a utilization of the new authorized capital. The Management Board will report to the General Meeting on any utilization of the authorized capital.

3. Report of the Management Board to the General Meeting pursuant to § 203 (2) sentence 2 in conjunction with § 186 (4) Stock Corporation Act (ad Item 11)

The authorization requested under Item 11 of the Agenda is intended to sustain and broaden the company’s equity capital base, and together with the other capital actions proposed to this General Meeting, is intended to make a sufficiently broad range of capital instruments available for the management to appropriately react to possible developments over the next few years. The availability of appropriate equity capital is the basis for the company’s business development. Even though the company has adequate equity capital resources at its disposal at the present time, it must have the necessary scope to be able to obtain equity capital at any time and in accordance with the market situation at the given time.

Through the authorization requested under Item 11 of the Agenda, which is to replace the authorization limited until April 30, 2026, as resolved by the General Meeting on May 27, 2021, under Agenda Item 10, an authorized capital is to be created in the amount of €498,000,000, in the utilization of which shareholders in principle have pre-emptive rights. The Management Board, however, is to be authorized to exclude shareholders’ pre-emptive rights with the approval of the Supervisory Board in certain cases:

The exclusion of pre-emptive rights for broken amounts permits utilization of the requested authorization in round amounts while retaining a simple subscription ratio. This facilitates the processing of shareholders’ pre-emptive rights. The background for providing the possibility to exclude pre-emptive rights in favor of holders of option rights, convertible bonds and convertible participatory rights is that conversion and option conditions based on customary market practice contain regulations according to which, in case of a rights offer to shareholders of the company for new shares, the conversion or option price is to be discounted based on a dilution protection formula if the holders of conversion or option rights are not granted pre-emptive rights to shares on the scale to which they would be entitled after exercising their option or conversion rights and/or fulfilling a conversion obligation, if any. The possibility proposed here to exclude pre-emptive rights provides the Management Board with a choice between these two different arrangements in such situations.

Notice

Deutsche Bank
Annual General Meeting 2025

The additional possibility of excluding pre-emptive rights pursuant to § 186 (3) sentence 4 Stock Corporation Act enables Management to exploit favorable stock market situations and, through pricing close to the market, to obtain the highest possible issue proceeds and thus the greatest possible strengthening of own funds capital. This possibility is particularly important to banks in view of the special equity capital requirements they are subject to. The authorization ensures that, pursuant to it, shares may only be issued with the exclusion of shareholders’ pre-emptive rights up to the maximum limit of 10% of the share capital to the extent shares have not already been issued or sold with the exclusion of pre-emptive rights during its validity, in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act. The legal upper limit for the simplified exclusion of pre-emptive rights specified in § 186 (3) sentence 4 Stock Corporation Act was raised from the previous level of 10% to now 20% of the share capital and is intentionally not exhausted. Also to be counted towards this maximum limit are shares that are to be issued to service option or conversion rights if the underlying bonds or participatory rights were issued with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act during the validity of this authorization. In the event this possibility of increasing capital is used, Management will limit any mark-down on the issue price compared to the stock market price to a maximum of presumably 3%, but in any event not more than 5%. In the event of such a capital increase, shareholders who want to maintain their investment ratio have the possibility, in light of the high liquidity of trading in the Deutsche Bank share, to purchase shares on the stock market at conditions that essentially correspond to the issue of the new shares. In such case, this does not result in economic terms to a dilution of shareholders’ equity interests.

The Management Board may make use of the authorizations described above to exclude pre-emptive rights only to the extent that the proportional amount of the newly issued shares with the exclusion of pre-emptive rights does not exceed 10% of the share capital. As a result, the total volume of new shares that can be issued without pre-emptive rights is additionally restricted. Shareholders are protected in this way from a possible dilution of their existing shareholdings. Through the offsetting clauses, it is ensured the Management Board also does not exceed the 10% threshold when it makes use of other authorizations to issue company shares or to issue rights that enable or obligate the subscription of shares and shareholders’ pre-emptive rights are excluded in the process. Re-disposals of own shares (for example, within the framework of the payment of variable compensation or through stock exchanges) are not taken into account in the offsetting.

There are no specific plans at present for a utilization of the new authorized capital. The Management Board will report to the General Meeting on any utilization of the authorized capital.

4. Report of the Management Board to the General Meeting pursuant to § 221 (4) in conjunction with § 186 (4) Stock Corporation Act (ad Item 12)

Notice

Deutsche Bank
Annual General Meeting 2025

A generally strong capital base and the availability of appropriate equity capital and/or regulatory own funds capital are the basis for the company’s business development. Especially for credit institutions, other capital components recognized by bank regulatory authorities as own funds have a very central role to play here. The European capital requirements pursuant to the Capital Requirements Regulation (CRR) require banks to have adequate own funds. Thus, the CRR contains specific eligibility rules for Additional Tier 1 Capital (AT1 Capital) according to which banks can issue bonds that qualify as such subject to specific regulatory features that also ensure a potential loss participation. Alongside Common Equity Tier 1 capital (share capital and reserves), such instruments form an indispensable element of the company’s own funds capital position. In addition to the statutory own funds capital requirements pursuant to the CRR, the regulatory authority as a rule sets institution-specific own funds capital requirements that can be met pursuant to § 6c (5) German Banking Act proportionally with AT1 Capital. The AT1 Capital instruments are therefore also of importance for these additional own funds capital requirements. The company must have the necessary scope for actions to be able to issue new AT1 Capital instruments to meet regulatory capital requirements at favorable conditions depending on the market situation.

The authorization under Item 12 of the Agenda is intended to give the company a new broad basis exclusively for the issue of participatory notes and Hybrid Debt Securities, enabling the flexible use of these instruments at any time. This is to enable the company to issue such instruments itself, but also to ensure they are recognized as AT1 Capital of the company.

The company should be able to access the German or international capital markets, depending on the market situation to issue Hybrid Debt Securities in euros as well as in the official currency of an OECD country.

The possibility of the Management Board to exclude pre-emptive rights of shareholders with the consent of the Supervisory Board is in the predominant interests of the company for the reasons presented in more detail in the following.

  1. Improvement of the own funds capital structure in accordance with regulatory requirements and utilization of favorable refinancing possibilities

As mentioned initially above, a strong capital base and the availability of appropriate equity capital and/or regulatory own funds capital are the basis for the company’s business development. Through the exclusion of pre-emptive rights, the company receives the required flexibility to quickly contact interested groups of investors in a focused manner and to take advantage of favorable market conditions for the issuance of participatory notes and other Hybrid Debt Securities. In addition, the placement risk for the company is clearly minimized, as there is a risk for issues with a granting of pre-emptive rights that conditions, once they are specified, no longer turn out to be market conditions by the actual time of the placement on the market, as market outlooks often undergo significant changes within the statutory subscription period. In contrast, in the case of an issue with the exclusion of pre-emptive rights, the company is in the position to take advantage of a favorable time for a placement relatively quickly and flexibly. Experience has shown in practice that better conditions can usually be obtained for issues of participatory notes or comparable financial instruments with the exclusion of pre-emptive rights, as pricing risks to the detriment of the company are avoided through the immediate placement made possible in this way. This is due to the structure of pre-emptive rights issues, for which at least a two-week subscription period must be observed according to the applicable statutory provisions, while it is possible to specify the issue price directly before the placement of an issue without pre-emptive rights. In this way, an increased price risk can be avoided and the proceeds of the issue are maximized in the interests of all shareholders without discount margins.

With an exclusion of pre-emptive rights, upon the correct assessment of the market circumstances, a higher amount of funds can be generated for the company with a lower charge to the company through interest rate mark-ups. As a result, the company is able to specify attractive issue conditions at an optimal point in time, from its perspective, and thus to optimize its financing conditions in accordance with the new regulatory requirements and in the interests of all shareholders.

Notice

Deutsche Bank
Annual General Meeting 2025

Overall, issues with the exclusion of pre-emptive rights make it possible for the company to procure capital or refinance at clearly more favorable conditions than issues with pre-emptive rights. This applies irrespective of whether or not the issue is intended to raise AT1 Capital.

  2. Possibility to react to regulatory authorities ’ additional requirements for own funds capital

Furthermore, regulatory authorities have the authority in individual cases to instruct at short notice capital requirements for own funds that go beyond the requirements of the CRR, for example, within the framework of bank stress tests. Participatory notes or other Hybrid Debt Securities can, in such case, depending on the specific regulatory requirement, be suitable as own funds instruments. Against this backdrop, the company must also be able to issue such instruments, if necessary, quickly and flexibly. In such case, depending on the circumstances, for an issue with pre-emptive rights, it would be possible for the company to take up AT1 Capital only at extremely unfavorable conditions.

  3. No substantial impairment of shareholder interests through the issue of participatory notes and Hybrid Debt Securities without option and/or conversion rights

Participatory notes and Hybrid Debt Securities without option and/or conversion rights do not have voting rights or other membership rights. The issue of these instruments therefore does not lead to any change under stock corporation law in the shareholder structure or voting rights. Thus, exercising this authorization has no impact on the number of shares issued. For buyers of participatory notes or Hybrid Debt Securities, the primary focus is not on ownership in the company, which is why participatory notes do not certify a participation in a gain in the company’s value.

However, participatory notes do provide for a participation in losses. This risk is addressed through the payment of a higher coupon, which can lead to a reduction in the company’s dividend capacity. This is in contrast to the significant financial disadvantages that the company could incur if pre-emptive rights upon raising AT1 Capital cannot be excluded. These disadvantages can be more severe than the potential impairment of the company’s dividend capacity, which the Management Board and Supervisory Board are required to review when deciding on the exclusion of pre-emptive rights.

Notice

Deutsche Bank
Annual General Meeting 2025

Furthermore, § 186 (3) sentence 4 Stock Corporation Act provides that, inter alia, pre-emptive rights can be excluded “if the capital increase against cash payments does not exceed 20 per cent of the share capital and the issue price is not significantly below the stock exchange price.” Even if the provision under § 186 (3) sentence 4 Stock Corporation Act does not directly cover issues of participatory notes or Hybrid Debt Securities, it can be derived from it that the market requirements can support an exclusion of pre-emptive rights if the shareholders would not incur any disadvantage or only an insubstantial one due to the structuring of the pricing process in such a way that it ensures the financial value of a pre-emptive right would be close to “0”. Therefore, the proposed authorization also ensures that the issue price is not substantially lower than the theoretical market value established using recognized actuarial methods. This entails an additional protection mechanism to ensure that shareholder interests are impaired as little as possible.

  4. Summary of the consideration of interests

The Management Board authorization, with the consent of the Supervisory Board, to exclude shareholders’ pre-emptive rights is materially justified. It is in the interests of the company for the company to have the possibility to procure capital promptly, flexibly and at ideally favorable market conditions and to react to regulatory own funds requirements. The authorization to exclude pre-emptive rights is appropriate and necessary because it is not possible without the exclusion of pre-emptive rights to quickly raise capital at favorable market conditions to maintain a strong capital base – in accordance with regulatory requirements – over the long term. The Management Board’s freedom to act, with the consent of the Supervisory Board, to exclude pre-emptive rights therefore serves to achieve the company’s objectives to the benefit of the company, while, on the other hand, the potential impairment of shareholders appears minor in comparison to the significant transaction risks for the company without the possibility to exclude pre-emptive rights. In addition, the authorization ensures, in corresponding application of or in accordance with the requirement of § 186 (3) sentence 4 Stock Corporation Act, that the issue takes place at prices that are not substantially below the theoretical market value, whereby the shareholders do not incur any disadvantage or only an insubstantial one. In summary, upon consideration of all the specified circumstances, it can be stated that the authorization to exclude pre-emptive rights within the described limits appears required, suitable and appropriate and, in the predominant interests of the company, materially justified and necessary.

The Management Board will review the circumstances and only make use of the authorization to exclude pre-emptive rights if in the specific case of an issue of participatory notes or Hybrid Debt Securities the exclusion of pre-emptive rights is justified in the well-considered interests of the company and its shareholders and is covered by this authorization. The Supervisory Board will also check, before granting its consent, if these preconditions are fulfilled.

  5. Exclusion of pre-emptive rights for broken amounts

Finally, the proposed resolution under Agenda Item 12 of the Agenda provides for the exclusion of pre-emptive rights for broken amounts.

The proposed exclusion of pre-emptive rights for broken amounts for rights issues permits the utilization of the requested authorization in round amounts while retaining a simple subscription ratio and facilitates the clearing and settlement of the capital action.

Notice

Deutsche Bank
Annual General Meeting 2025

5. Resumes and additional information regarding the candidates proposed for election to the Supervisory Board under Agenda Item 13

Sigmar Gabriel

Residence: Goslar, Germany

Year of Birth: 1959

Nationality: German

Appointed by court: 11 March 2020

Election first effective: 20 May 2020

Term expires: 2025

Position

Supervisory Board member, Former German Federal Government Minister

Career

Since 2019 Senior Advisor, Eurasia Group, New York, USA

Since 2018 Partner, self-employed advisor, Speech Design SGL GbR, Berlin

2017 – 2018 Federal Minister for Foreign Affairs, Federal Foreign Office, Berlin

2013 – 2016 Federal Minister, Federal Ministry for Economic Affairs and Energy, Berlin

2013 – 2018 Vice Chancellor, German Federal Government, Berlin

2009 – 2013 SPD Chairman, SPD Political Party Headquarters, Berlin

2005 – 2009 Federal Minister, Federal Ministry for the Environment, Nature Conservation and Reactor Safety, Berlin

2005 – 2019 Member of the SPD Parliamentary Group, German Bundestag, Berlin

2003 – 2005 Leader of the SPD Parliamentary Group, State Parliament of Lower
Saxony, Hanover

1999 – 2003 Minister President, Government of Lower Saxony, Hanover

1991 – 1999 Member of the Town Council, Goslar

1990 – 2005 Member of the State Parliament, State Parliament of Lower Saxony, Hanover

1989 – 1990 Lecturer for adult education, Lower Saxony Adult Education Centre (Volkshochschule), Goslar

1987 – 1998 Member of the District Parliament, District of Goslar

Education

1987 – 1989 Second State Exam, Secondary School Teacher Qualification, German Studies and Political Science, University of Göttingen

1982 – 1987 First State Exam, Teacher training, German, Literature, Politics and Sociology, University of Göttingen

Memberships in statutory supervisory boards

Heristo AG, Bad Rothenfelde

Siemens Energy AG, München

Siemens Energy Management GmbH, München

Rheinmetall AG, Düsseldorf (from 13 May 2025)

Notice

Deutsche Bank
Annual General Meeting 2025

Memberships in comparable boards

None

Notice

Deutsche Bank
Annual General Meeting 2025

Frank Witter

Residence: Braunschweig, Germany

Year of Birth: 1959

Nationality: German

Election first effective: 27 May 2021

Term expires: 2025

Position

Supervisory Board member

Career

2015 – 2021 Member of the Board of Management, Finance and IT

Volkswagen AG, Wolfsburg

2008 – 2015 Chairman of the Board of Management

Volkswagen Financial Services AG, Braunschweig

2007 – 2008 President and Chief Financial Officer

Volkswagen Credit Inc., USA

as well as Regional Manager North and South America for Volkswagen Financial Services AG

2005 – 2007 Chief Executive Officer & Chief Financial Officer

Volkswagen of America, Inc., and Volkswagen Canada, Inc., USA

2002 – 2004 Chief Financial Officer

Volkswagen of America, Inc., and Volkswagen Canada, Inc., USA

2001 – 2002 Corporate Treasurer

SAirGroup, Switzerland

1998 – 2001 Corporate Treasurer

Volkswagen of America, Inc., and Volkswagen Canada, Inc., USA

1992 – 1997 Department Head, Capital Markets Business (Group Treasury) Volkswagen AG, Wolfsburg

1986 – 1992 Senior Group Leader, Special Financing (Treasury)

BASF AG, Ludwigshafen

Education

1980 – 1986 Studies in Economics, Economics degree, University of Hannover

1978 – 1980 Savings bank apprenticeship, Stadtsparkasse Hannover

Memberships in statutory supervisory boards

Traton SE, Munich

Memberships in comparable boards

Member of the Board of Directors, CGI Inc., Montreal, Canada

Notice

Deutsche Bank
Annual General Meeting 2025

Klaus Moosmayer

Residence: Müllheim, Germany

Year of Birth: 1968

Nationality: German

Position

Chief Ethics, Risk & Compliance Officer, Novartis AG (until 14 April 2025)

Career

Since 2018 Member of the Executive Committee and Chief Ethics, Risk & Compliance Officer, Novartis AG, Basel, Switzerland (until 14 April 2025)

Since 2025 Visiting Lecturer for Corporate Govenance, University of St. Gallen, St. Gallen, Switzerland

Since 2025 Co-Chair of the Global Future Council on Good Governance, World Economic Forum, Cologny, Switzerland

2023 – 2024 Member of the Global Future Council on Good Governance, World Economic Forum, Cologny, Switzerland

2014 – 2018 Chief Compliance Officer, Siemens AG, Munich, Germany

2009 – 2013 Chief Counsel Compliance, Siemens AG, Munich, Germany

2007 – 2009 Compliance Operating Officer, Siemens AG, Munich, Germany

2000 – 2007 Corporate Legal Counsel, Siemens AG, Munich, Germany

1999 – 2000 German Solicitor, Law Firm Esser, Aachen, Germany

1988 – 1990 Soldier in the German army, German Military

Education

2024 Board Director Diploma, IMD Business School, Lausanne, Switzerland

1999 Second State Exam, Law, North Rhine-Westphalia, Germany

1997 Doctor of Jurisprudence, University of Freiburg, Germany

1995 First State Exam, Law, Baden Württemberg, Germany

Memberships in statutory supervisory boards

None

Memberships in comparable boards

None

Notice

Deutsche Bank
Annual General Meeting 2025

Kirsty Roth

Residence: Wollerau, Switzerland

Year of Birth: 1975

Nationality: Swiss and British

Position

Chief Operations and Technology Officer, Thomson Reuters Corporation

Career

Since 2020 Chief Operations and Technology Officer, Thomson Reuters Corporation, Toronto, Canada

2016 – 2020 Global Head of Operations, and General Manager, HSBC PLC, London, United Kingdom

2011 – 2016 Chief Operating Officer, Finance, Operations and Technology, Credit Suisse AG, Zurich, Switzerland

2001 – 2011 Partner, Deloitte, London, United Kingdom, Zurich, Switzerland and New York, USA

1997 – 2000 Senior Analyst, Halifax Bank Of Scotland, Edinburgh, United Kingdom

Education

1993 – 1996 Bachelor of Science (Hons), Chemistry, University of Bristol, United Kingdom

Memberships in statutory supervisory boards

None

Memberships in comparable boards

None

Notice

Deutsche Bank
Annual General Meeting 2025

III. Additional information and notices related to the convocation

Total number of shares and voting rights

The company’s share capital at the time of convocation of this General Meeting amounts to €4,987,527,385.60 and is divided up into 1,948,252,885 registered (no par value) shares with eligibility to vote and participate in the General Meeting. At the time of convocation of this General Meeting, 7,480,782 of these no par value shares consist of own shares held in treasury, which do not grant any rights to the company.

General Meeting without the physical presence of the shareholders or their authorized representatives at the place of the General Meeting (virtual General Meeting)

In executing the authorization approved by the company’s General Meeting on May 17, 2023, as set out in §17 (6) of the company’s Articles of Association, the Management Board provided that the General Meeting is to be held as a virtual General Meeting in accordance with § 118a Stock Corporation Act without the physical presence of the shareholders or their authorized representatives at the place of the General Meeting.

The General Meeting shall be held at the company’s premises in Taunusanlage 12, 60325 Frankfurt am Main, Germany. This is the place of the General Meeting pursuant to § 121 (3) sentence 1 Stock Corporation Act. It is intended that the members of the Supervisory Board – along with the members of the Management Board and the Chair of the General Meeting as well as the Notary Public responsible for taking the minutes and the company’s proxies – will attend the General Meeting in person on site. A physical presence of shareholders and their authorized representatives (with the exception of the company’s proxies) is not permitted at the place of the General Meeting.

The virtual General Meetings of the company were held in the two preceding years in accordance with the statutory legal requirements for virtual general meetings, which have now been permanently established pursuant to the Stock Corporation Act. These took place while safeguarding shareholder rights and without any significant technical disruptions. These events were viewed by large audiences; participation rates were gratifyingly high. The virtual format is considered by the legislator as an equivalent alternative to a meeting with physical presence. In its decision on the format of the General Meeting, the Management Board took into account the rights and interests of the shareholders and the company. In doing so, it took into consideration in particular the safeguarding of shareholder rights, as well as cost and sustainability aspects. The advantages for shareholders include in particular the simplified possibilities of participation, and in addition the environmental impacts due to travel are smaller than for a meeting with physical presence. Furthermore, lower costs are a benefit of the virtual format. In addition, the Agenda does not contain any material Items that would suggest a General Meeting with physical presence would be urgently advisable. In contrast, the possibility provided in § 131 (1a) sentence 1 Stock Corporation Act (to require a pre-submission of questions) shall not be utilized. Shareholders and their representatives have comprehensive rights to speak, raise questions and submit proposals in the General Meeting.

Notice

Deutsche Bank
Annual General Meeting 2025

We ask you to observe in particular the following notices on the possibility to watch the audio and video broadcast of the General Meeting, to participate in the virtual General Meeting and to exercise voting rights and the right to submit proposals, the right to submit statements, the right to speak, the right to request information as well as the right to raise objections.

Audio and video broadcast, recording of the General Meeting, speeches of the Chairman of the Management Board and Chairman of the Supervisory Board

The entire General Meeting will be broadcast live via the Internet on May 22, 2025, starting at 10:00 CEST at

agm.db.com

for shareholders and interested public viewers through audio and video. Furthermore, the entire General Meeting will be recorded. A publicly accessible download of the recording shall not be made available after the General Meeting on the company’s website.

In the interests of enabling shareholders to comprehensively prepare for the exercising of shareholder rights, the company plans to make the material contents of the speeches of the Chairman of the Management Board and of the Chairman of the Supervisory Board accessible at the latest by Thursday, May 15, 2025, 24:00 CEST, through the company website at agm.db.com .

Access to the Shareholder Portal and electronic connection to the meeting

The company offers shareholders access to an access-protected shareholder portal at the website address agm.db.com/aktionaersportal (hereinafter also referred to as “Shareholder Portal”).

Using the Shareholder Portal, properly registered shareholders and their authorized representatives can exercise various shareholder rights, including the right to vote (either by means of electronic absentee ballot or by issuing a proxy authorization and instructions to the company’s proxies). Details on this are given in the following sections.

Properly registered shareholders and/or their authorized representatives can also connect during the entire virtual General Meeting on May 22, 2025, electronically to the virtual General Meeting using the Shareholder Portal. The audio and video broadcast of the General Meeting described in the section “Audio and video broadcast and recording of the General Meeting” can also be called up this way.

Notice

Deutsche Bank
Annual General Meeting 2025

For the duration of their connection to the virtual General Meeting using the Shareholder Portal, the electronically connected shareholders or the electronically connected authorized representatives of shareholders, possibly with a specification of the names of the authorizing shareholders, will be included as connected electronically in the list of participants. During the virtual General Meeting – in any case prior to the first vote – the list of participants will be made accessible to all properly registered shareholders and/or their authorized representatives who are electronically connected to the General Meeting through the Shareholder Portal.

The data to access the Shareholder Portal are sent to the shareholders listed in the share register who have not registered for electronic invitation transmission and who, therefore, receive a written invitation, along with the invitation to the General Meeting. Shareholders who have already registered with a password they set themselves will continue to use – as usual – this password. If a shareholder authorizes a third party who is not a company proxy, the timely forwarding of access data issued for this representative to the Shareholder Portal may be necessary in order to exercise rights using the Shareholder Portal (cf. section below “Exercise of voting rights by other authorized representatives”).

Shareholders who have not registered for the General Meeting also have access to the Shareholder Portal. However, shareholders who have not properly registered for the General Meeting cannot, in particular, be connected electronically to the meeting and exercise the rights that require proper registration for the meeting as described in the following.

Registration; registration stop

Shareholders who are entered in the share register and who have registered in due time with the company are entitled to participate in the General Meeting and exercise their voting rights. Such registration must be received by the company at the latest by May 16, 2025, 24:00 CEST, using one of the following means of contact:

  - electronically using the company ’ s Shareholder Portal ( agm .db.com/aktionaersportal )

  - or in text form

  Postal address: Deutsche Bank Aktiengesellschaft

c/o Computershare Operations Center

D-80249 München
Germany

  e-mail: mailto:anmeldestelle@computershare.de

  - or, in accordance with § 67c (1) and (2) Stock Corporation Act, also using the following SWIFT address through intermediaries :

SWIFT: CMDHDEMMXXX; instructions in accordance with ISO 20022;

SWIFT Relationship Management Application (RMA) authorization required

For the registration in text form, the personalized registration form sent with the invitation letter by postal delivery can be used.

A registration using the Shareholder Portal is recommended to preclude missing the registration deadline due to delays in postal delivery.

Notice

Deutsche Bank
Annual General Meeting 2025

Upon or following a timely registration, voting can take place through absentee ballot or through proxy authorization and voting instructions issued to the company’s proxies as described in detail below.

Pursuant to § 67 (2) sentence 1 Stock Corporation Act, only those who are listed in the share register as shareholders can exercise shareholders’ rights in relation to the company. Therefore, the status of the entries in the share register on the day of the General Meeting is decisive for determining the voting rights and other shareholder rights to which a shareholder who has properly registered for the General Meeting is entitled. For technical processing reasons, however, no changes to the share register will be carried out (“registration stop”) between the end of May 16, 2025 (“technical record date”), and the conclusion of the General Meeting. Therefore, the entry status in the share register on the day of the General Meeting will correspond to the status after the last change of registration on May 16, 2025. The registration stop does not mean the shares are blocked for disposal. Share acquirers whose change of registration requests are received by the company after May 16, 2025, however, cannot de facto exercise the rights to vote and other shareholder rights on the basis of these shares, unless they have obtained a power of attorney to do so or an authorization to exercise such rights. In such cases, voting rights and other shareholder rights are retained by the shareholder entered in the share register until the change of registration. All acquirers of the company’s shares who are not yet registered in the share register are therefore requested to submit change of registration requests in due time.

Exercising voting rights through absentee ballot

Shareholders listed in the share register can submit their votes through absentee ballot. Timely registration is also indispensable for this form of voting (cf. section above “Registration; registration stop”).

Voting by absentee ballot, its revocation as well as its change may take place using the Shareholder Portal ( agm.db.com/aktionaersportal ), which will also be available for this purpose on the day of the virtual General Meeting up to the point in time set by the Chair of the General Meeting for the relevant voting.

Voting through absentee ballot, its revocation as well as its change are also possible by postal delivery or e-mail or also pursuant to § 67c (1) and (2) Stock Corporation Act through intermediaries (cf. section above “Registration, registration stop”) and should arrive at the company for organizational reasons at the latest by May 21, 2025, 24:00 CEST, at one of the addresses specified above in the section “Registration; registration stop”.

For voting through absentee ballot per postal delivery or e-mail, we ask that you please use, if possible, the personalized registration form sent to you through postal delivery with the invitation letter.

Notice

Deutsche Bank
Annual General Meeting 2025

Please note that when declarations are received through different transmission channels with the same shareholder number, they will be taken into account in the following order (unless a declaration transmitted in proper form and due time is verifiably received later through another transmission channel): 1. using the Shareholder Portal, 2. to the SWIFT address in accordance with § 67c (1) and (2) Stock Corporation Act, 3. to the e-mail address and 4. to the postal address.

Furthermore, authorized representatives, including authorized intermediaries (such as credit institutions), shareholders’ associations, proxy advisors and other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act may also make use of absentee ballot voting pursuant to the rules described above and in observing the specified deadlines.

Exercising voting rights through the company’s proxies

In addition, the company offers its shareholders the possibility of being represented by company employees appointed by the company as proxies to exercise shareholders’ voting rights at the General Meeting. These company’s proxies will only vote in accordance with the instructions issued to them. In this case, too, timely registration is indispensable (cf. section above “Registration; registration stop”).

Issuing the power of attorney and instructions to the company’s proxies, the revocation of the power of attorney as well as the change of the instructions issued are required to be in text form. You can also perform this using the Shareholder Portal ( agm.db.com/aktionaersportal ), which will also be available for this purpose on the day of the virtual General Meeting up to the point in time set by the Chair of the General Meeting for the relevant voting.

Issuing the power of attorney and instructions to the company’s proxies, the revocation of the power of attorney as well as the change of the instructions issued are also possible per postal delivery or e-mail or also pursuant to § 67c (1) and (2) Stock Corporation Act through intermediaries (cf. section above “Registration, registration stop”) and should arrive at the company for organizational reasons at the latest by May 21, 2025, 24:00 CEST, at one of the addresses specified above in the section “Registration; registration stop”. When declarations are received through different transmission channels with the same shareholder number, they will be taken into account in the order specified above in the section “Exercising voting rights through absentee ballot” (unless a declaration transmitted in proper form and due time is verifiably received later through another transmission channel).

For issuing of a proxy authorization and instructions to the company’s proxies per postal delivery or e-mail, we ask that you please use, if possible, the personalized registration form sent to you through postal delivery with the invitation letter.

Authorized representatives, including authorized intermediaries (such as credit institutions), shareholders’ associations, proxy advisors and other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act may also, unless the person represented has specified otherwise, have the company’s proxies exercise the voting rights, in this case also in accordance with their instructions.

Notice

Deutsche Bank
Annual General Meeting 2025

Please note that the company’s proxies may only exercise the voting rights to the extent they have received clear instructions from you for your votes and that they may not exercise the voting rights at their own discretion. The company’s proxies do not accept requests to speak and requests for information, for placing proposals and election proposals, for demanding that questions be taken to the minutes and for raising objections against General Meeting resolutions.

Exercise of voting rights by other authorized representatives

Shareholders registered in the share register on the day of the General Meeting may also be represented by an authorized representative – for example, an intermediary (such as a credit institution), a shareholders’ association, a proxy advisor, another person with an equivalent status pursuant to § 135 (8) Stock Corporation Act or another third party – and have their voting rights exercised by the authorized representative by means of absentee ballot (cf. section above “Exercising voting rights through absentee ballot”) or by issuing a (sub-)power of attorney to the company’s proxies (cf. section above “Exercising voting rights through the company’s proxies”). In this case, too, timely registration is indispensable (cf. section above “Registration; registration stop”).

If the shareholder authorizes more than one person, the company may refuse to accept one or several of these proxies under the conditions pursuant to § 134 (3) sentence 2 Stock Corporation Act in conjunction with Article 10 (2) sub-paragraph 2 sentence 2 of the Shareholder Rights Directive (Directive 2007/36/EC of the European Parliament and of the Council of 11 July 2007 on the exercise of certain rights of shareholders in listed companies). This is without prejudice to the possibility for a separate General Meeting proxy to be appointed for shares of the company that a shareholder holds in different securities accounts.

If a power of attorney to exercise the voting rights is issued to a third party who is neither an intermediary nor a shareholders’ association, a proxy advisor or another person with an equivalent status pursuant to § 135 (8) Stock Corporation Act, the issuing of the power of attorney, its revocation and the proof regarding the authorization vis-à-vis the company are required in text form.

The issuing of the power of attorney, its revocation and proof of the authorization can also take place using the Shareholder Portal ( agm.db.com/aktionaersportal ), which will be available for this purpose also during the virtual General Meeting. Alternatively, they can also be sent to the company per postal delivery or e-mail or also pursuant to § 67c (1) and (2) Stock Corporation Act through intermediaries (cf. section above “Registration, registration stop”) to one of the addresses specified above in the section “Registration; registration stop” and should arrive at the company for organizational reasons at the latest by May 21, 2025, 24:00 CEST. When declarations are received through different transmission channels with the same shareholder number, they will be taken into account in the order specified above in the section “Exercising voting rights through absentee ballot” (unless a declaration transmitted in proper form and due time is verifiably received later through another transmission channel).

For issuing the power of attorney to a third-party per postal delivery or per e-mail, we ask that you please use, if possible, the personalized registration form sent to you through postal delivery with the invitation letter.

Notice

Deutsche Bank
Annual General Meeting 2025

If powers of attorney to exercise voting rights are issued to intermediaries, shareholders’ associations, proxy advisors or other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act, it may be necessary to take account of special requirements which should be checked with the party to be authorized.

If a shareholder authorizes a third party pursuant to this section, the timely forwarding of access data issued for this representative to the Shareholder Portal may be necessary for the authorized representative to be able to use the Shareholder Portal.

Requesting documents for the General Meeting

Requests for documents for the General Meeting can be sent to the following postal address or e-mail address:

Deutsche Bank Aktiengesellschaft

c/o Computershare Operations Center

D-80249 München
Germany

e-mail: mailto:anmeldestelle@computershare.de

Documents for and additional information concerning the General Meeting are also accessible on the Internet at agm.db.com . These documents will continue to be available on the website specified above throughout the General Meeting and – if necessary – will be explained during the General Meeting in more detail.

Shareholder rights

Shareholders and/or authorized shareholder representatives have the following rights, among others, in relation to this year’s virtual General Meeting:

Requests for additions to the Agenda pursuant to § 122 (2) Stock Corporation Act

Shareholders whose aggregate shareholdings represent 5% of the share capital or the proportionate amount of €500,000 (the latter of which corresponds to 195,313 shares) may request that items be placed on the Agenda and published.

The request must be addressed to the Management Board of the company and be received by the company at the latest by Monday, April 21, 2025, 24:00 CEST. Such requests are to be sent in writing to the following address:

Deutsche Bank Aktiengesellschaft

Management Board

D-60262 Frankfurt am Main
Germany

or in electronic form pursuant to § 126a German Civil Code (BGB), i.e., submission of such request with the name and a qualified electronic signature added via e-mail, to:

mailto:DeutscheBank.Hauptversammlung@db.com

Notice

Deutsche Bank
Annual General Meeting 2025

Each new item of the Agenda must also include a reason or a resolution proposal. An applicant or applicants making such a request must prove that he/they have owned the shares for at least 90 days before the date of the receipt of the request by the company and that he/they will continue to hold the shares until the Management Board’s decision on the request. The provisions of § 70 and § 121 (7) Stock Corporation Act must be observed in determining this period.

The publication and forwarding of additions to the Agenda are carried out in the same way as in the convocation.

Proposals and election proposals from shareholders pursuant to § 126 (1) and (4), § 127, § 130a (5) sentence 3 and § 118a (1) sentence 2 No. 3 Stock Corporation Act

The company’s shareholders may submit counterproposals to the proposals of the Management Board and/or Supervisory Board on specific Agenda Items and election proposals as defined under § 127 Stock Corporation Act before the General Meeting. Such counterproposals (with their reasons) and election proposals are to be sent solely to:

Deutsche Bank Aktiengesellschaft

Investor Relations

D-60262 Frankfurt am Main
Germany

e-mail: mailto:DeutscheBank.Hauptversammlung@db.com

Counterproposals should stipulate a reason; this does not apply to election proposals.

Shareholders’ counterproposals and election proposals that fulfill the requirements and are received by the company at the address or e-mail address specified above by Wednesday, May 7, 2025, 24:00 CEST, at the latest, will be made accessible without undue delay through the website agm.db.com along with the name of the shareholder and, specifically in the case of counterproposals, the reason and, in the case of election proposals, the additional information (if any) to be provided by the Management Board pursuant to § 127 sentence 4 Stock Corporation Act, as well as any comments by Management.

The company is not required to make a counterproposal and its reason or an election proposal accessible if one of the exclusionary elements pursuant to § 126 (2) Stock Corporation Act exists, for example, because the election proposal or counterproposal would lead to a resolution by the General Meeting that breaches the law or the Articles of Association or its reason contains obviously false or misleading information with regard to material points. Furthermore, an election proposal need not be made accessible if the proposal does not contain the name, the profession exercised and the place of residence of the proposed person as well as, for Supervisory Board candidates, their membership in other statutory supervisory boards. The reason for a counterproposal need not be made accessible if its total length is more than 5,000 characters.

Notice

Deutsche Bank
Annual General Meeting 2025

Counterproposals and election proposals that are to be made accessible by the company in accordance with § 126, § 127 Stock Corporation Act are, in accordance with § 126 (4) Stock Corporation Act, deemed to have been put forward at the time they are made accessible. Voting on them can take place following timely registration. The counterproposal or election proposal does not have to be dealt with at the General Meeting if the shareholder who submitted the proposal or election proposal is not registered as a shareholder in the share register of the company and is not properly registered for the General Meeting.

Furthermore, shareholders connected electronically to the General Meeting can submit counterproposals, election proposals and other proposals within the permissible framework also during the General Meeting through the means of video communication, i.e., as part of a speech, without the need to submit the proposal or election proposal in advance in accordance with § 126, § 127 Stock Corporation Act (§ 130a (5) sentence 3, § 118a (1) sentence 2 No. 3 Stock Corporation Act). For this, it is necessary that the shareholder is registered using the Shareholder Portal for a speech, as part of which the shareholder can then submit his or her proposal or election proposal. A more detailed description of the procedure set out for this, as well as the legal and technological prerequisites and the authority of the Chair of the General Meeting to determine appropriate restrictions on the speaking time and the time for submitting questions is given in the section “Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act”.

Speeches, proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act are to be made in principle in German. However, in the interests of a participation as broad as possible of shareholder groups, the company offers its English-speaking shareholders and/or their authorized representatives who do not have their own interpreters the possibility to also give their speeches in English, which will then be translated by interpreters engaged by the company. In this context, as well, only the German language version is decisive; neither the company nor its interpreters are liable for any inaccuracies in the translation.

Right to submit statements pursuant to § 118a (1) sentence 2 No. 6 and § 130a (1) to (4) Stock Corporation Act

Shareholders have the right to submit statements concerning the Items on the Agenda in text form through the means of electronic communication at the latest by Friday, May 16, 2025, 24:00 CEST.

The statement is to be submitted while specifying name and shareholder number solely using the e-mail address specified in the following:

mailto:DeutscheBank.Hauptversammlung@db.com

It is asked that the statement length be limited to a reasonable size in order to enable a proper inspection of the statements. A length of 10,000 characters at a maximum should serve as orientation.

Notice

Deutsche Bank
Annual General Meeting 2025

The company will make the statements accessible at the latest on Saturday, May 17, 2025, 24:00 CEST, while specifying the name of the submitting shareholder on the website agm.db.com . Statements will not be translated by the company.

The company reserves the right not to make statements accessible to the extent the Management Board would be committing a criminal offense by making them accessible or if the statement has obviously false or misleading content on material points or if it contains offensive remarks or if the shareholder has indicated that he will not participate in and will not be represented at the General Meeting (§ 130a (3) sentence 4, § 126 (2) sentence 1 Nos. 1, 3 and 6 Stock Corporation Act). Furthermore, the company reserves the right not to publish statements if they do not have any recognizable relation to the Agenda of the General Meeting.

It should be noted that any questions, proposals and election proposals as well as objections against resolutions of the General Meeting that are contained in statements will not be considered. Questions (cf. section “Right to request information pursuant to § 118a (1) sentence 2 No. 4, § 130a (5) sentence 3 and § 131 Stock Corporation Act”) and proposals and counterproposals (cf. section “Proposals and election proposals from shareholders pursuant to § 126 (1) and (4), § 127, § 130a (5) sentence 3 and § 118a (1) sentence 2 No. 3 Stock Corporation Act”) as well as objections against resolutions of the General Meeting (cf. section “Raising objections against resolutions of the General Meeting”) are solely to be raised or declared through the means described separately in this convocation notice.

Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act

At the General Meeting, shareholders and their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to speak through the means of video communication. Proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act may be part of the speeches. The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that questions may be raised at the virtual General Meeting only through the means of video communication, i.e., when exercising the right to speak.

Speeches, proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act are to be made in principle in German. However, in the interests of a participation as broad as possible of shareholder groups, the company offers its English-speaking shareholders and/or their authorized representatives who do not have their own interpreters the possibility to also give their speeches in English, which will then be translated by interpreters engaged by the company. In this context, as well, only the German language version is decisive; neither the company nor its interpreters are liable for any inaccuracies in the translation.

Notice

Deutsche Bank
Annual General Meeting 2025

Authorized participating shareholders and/or their authorized representatives can register for speeches using the Shareholder Portal ( agm.db.com/aktionaersportal ) by using the “Register to speak” button, which will be activated on the day of the General Meeting prospectively around 09:30 CEST. While registering to speak, the shareholder or authorized representative will receive additional information for speeches in the General Meeting publicly broadcast via audio and video.

In accordance with § 19 (2) sentence 1 of the company’s Articles of Association, the Chair of the General Meeting directs the proceedings and determines the sequence of speakers and the sequence in which the Items on the Agenda are dealt with. In accordance with § 19 (2) sentence 2 of the company’s Articles of Association, the Chair of the General Meeting, over the course of the General Meeting, may determine appropriate restrictions on the speaking time, the time for putting questions and/or the total time available in general for speaking and putting questions or for individual speakers.

Minimum technical requirements for exercising the right to speak are a web-enabled device with a camera, microphone and audio output (e.g., loudspeakers or headphones) as well as a stable Internet connection. Recommendations for an optimal functionality of the video communication can be found on the company’s website at agm.db.com .

The company reserves the right to check the functionality of the video communication between the shareholder and company at the General Meeting and before the speech and to refuse such if this functionality is not ensured. Independently of this, the company will offer shareholders and/or their representatives on a non-binding basis the opportunity to test the functionality of the video communication for the speech on the day before the General Meeting. Shareholders and/or their authorized representatives who would like to conduct a test beforehand of their video communication for their speech on the day of the General Meeting must send an e-mail for this on Wednesday, May 21, 2025, by 12:00 CEST, specifying their contact information (name, e-mail address, telephone number) as well as the relevant shareholder number to the following e-mail address: mailto:Aktionaersbeitrag.Hauptversammlung@db.com. Subsequently, each shareholder and/or authorized representative will be contacted using the specified contact information to arrange an appointment for such a functionality test of his or her audio and video connection.

Shareholders who make use of the possibility to speak in audio and video during the General Meeting should note that the entire General Meeting, including such speech, will be broadcast as described above live on the Internet for shareholders and interested public viewers without access restrictions and the entire General Meeting, including the speeches, will be recorded. A publicly accessible download of the recording shall not be made available after the General Meeting on the company’s website. Please note that the Chair of the General Meeting will call up each shareholder and/or authorized representative scheduled to speak in specifying their names.

Notice

Deutsche Bank
Annual General Meeting 2025

Right to request information pursuant to § 118a (1) sentence 2 No. 4, § 130a (5) sentence 3 and § 131 Stock Corporation Act

Pursuant to § 131 (1) sentence 1 Stock Corporation Act, every shareholder may request information at the General Meeting from the Management Board about company matters insofar as the information is required in order to appropriately adjudge the item of business set out in the Agenda. The obligation to provide information covers the company’s legal and business relations with affiliated companies. The obligation of the Management Board of a parent company as defined in § 290 (1) and (2) German Commercial Code to provide information at the General Meeting at which the Consolidated Financial Statements and Consolidated Management Report are submitted also covers the position of the Group and of the companies included in the Consolidated Financial Statements. Furthermore, pursuant to § 131 (1d) Stock Corporation Act, there is a right to ask follow-up questions concerning all of the answers provided by the Management Board.

Speeches, proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act are to be made in principle in German. However, in the interests of a participation as broad as possible of shareholder groups, the company offers its English-speaking shareholders and/or their authorized representatives who do not have their own interpreters the possibility to also give their speeches in English, which will then be translated by interpreters engaged by the company. In this context, as well, only the German language version is decisive; neither the company nor its interpreters are liable for any inaccuracies in the translation. The same applies to answers, for which solely the German language version is decisive.

The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that the right to request information in the virtual General Meeting may only be exercised through the means of video communication, i.e., as part of a speech (cf. section “Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act” with the requirements specified therein).

§ 131 (4) sentence 1 Stock Corporation Act stipulates that if a shareholder has been provided with information due to his capacity as shareholder outside of the General Meeting, this information is to be provided to every other shareholder and/or their authorized representative making a corresponding request at the General Meeting, even if such information is not required in order to appropriately adjudge the item of business set out in the Agenda. Within the framework of the virtual General Meeting it will be ensured that every shareholder and/or authorized representative electronically connected to the General Meeting may send their demands, pursuant to § 131 (4) sentence 1 Stock Corporation Act, depending on his or her choice, as part of a speech by way of video communication and/or through the means of electronic communication through the Shareholder Portal using the button “Demand § 131 (4) AktG”. Such demands are possible using the Shareholder Portal starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate.

Notice

Deutsche Bank
Annual General Meeting 2025

§ 131 (5) sentence 1 Stock Corporation Act stipulates that if a shareholder’s and/or his authorized representative’s request for information is refused, he may demand that his question and the reason for refusing to provide the information be taken to the minutes of the meeting. Within the framework of the virtual General Meeting it will be ensured that every shareholder and/or authorized representative electronically connected to the General Meeting may send his demand that an entry be taken to the minutes pursuant to § 131 (5) sentence 1 Stock Corporation Act, depending on his or her choice, as part of the speech by way of video communication and/or through the means of electronic communication through the Shareholder Portal using the button “Complaint § 131 (5) AktG”. By using this button in the Shareholder Portal, the Notary Public mandated to take the minutes will be notified directly of demands for entries to be taken to the minutes being submitted there. Such demands are possible using the Shareholder Portal starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate.

Raising objections against resolutions of the General Meeting

Shareholders and their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to declare an objection against resolutions of the General Meeting through the means of electronic communication. Such declarations can be transmitted through the Shareholder Portal using the button “Objection” starting from the opening of the General Meeting until its closing by the Chair of the General Meeting. The Notary Public mandated to take the minutes will be notified directly of this through the Shareholder Portal.

Additional information

Additional information on shareholders’ rights can be found on the company’s website at agm.db.com .

Notice on the company’s website

Information pursuant to § 124a Stock Corporation Act on this year’s Annual General Meeting is accessible on the company’s website at agm.db.com . Following the General Meeting, the voting results will be announced on the same Internet address.

Privacy notice for shareholders and their representatives

Information on the processing of your personal data in connection with the General Meeting and the Share Register is available at https://agm.db.com/files/documents/2025/AGM-2025-Data-privacy.pdf. Upon request, this can also be sent to you by postal mail.

Frankfurt am Main, March 2025

Notice

Deutsche Bank
Annual General Meeting 2025

Deutsche Bank Aktiengesellschaft

The Management Board

This version of the Notice of the Annual General Meeting 2025 is an English convenience translation of the German original. For purposes of interpretation, the German text shall be authoritative and final.

Notice